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                                                                 EXHIBIT 8(o)(i)


                             PARTICIPATION AGREEMENT
                                  BY AND AMONG
                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                                       AND
            WARBURG PINCUS SMALL COMPANY GROWTH FUND (COMMON SHARES)
                                       AND
                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                                       AND
                 CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.


         THIS AGREEMENT, made and entered into this 2nd day of October, 2000, by and among The Variable Annuity Life Insurance Company organized under the laws of Texas (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement as may be amended from time to time (each account referred to as the "Account"), Warburg Pincus Small Company Growth Fund (common shares), an open-end management investment company and corporation organized under the laws of the State of Maryland (the "Fund"); Credit Suisse Asset Management, LLC a limited liability company organized under the laws of the State of Delaware (the "Adviser"); and Credit Suisse Asset Management Securities, Inc., a corporation organized under the laws of the State of New York (f/k/a Counsellors Securities Inc.) ("CSAMSI").

         WHEREAS, the Fund engages in business as an open-end management investment company;

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, the Company has registered or will register certain variable annuity or variable life contracts (the "Contracts") under the 1933 Act; and

         WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of Texas, to set aside and invest assets attributable to the Contracts; and

         WHEREAS, the Company has registered the Account as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940; and

         WHEREAS, CSAMSI, the Fund's distributor, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Fund on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value;



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         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and CSAMSI agree as follows:

ARTICLE I. SALE OF FUND SHARES

1.1. The Fund agrees to sell shares to the Company that each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:45 a.m. Eastern Time on the next following Business Day ("T+1"). The Company will use its best efforts to notify the Fund of such orders by 9:30 a.m. Eastern Time on the next following Business Day but in no event later than 9:45 a.m. Eastern Time. "Business Day" will mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2. The Company will pay for Fund shares on T+1 in each case that an order to purchase Fund shares is made in accordance with Section 1.1 above. Payment will be in federal funds transmitted by wire. This wire transfer will be initiated by 1:30 p.m. Eastern Time.

1.3. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day the NYSE is open for trading; provided, however, that the Fund, the Adviser or CSAMSI may refuse to sell shares to any person, or suspend or terminate the offering of shares if such action is required by law or by regulatory authorities having jurisdiction or is, in its or their sole discretion acting in good faith, in the best interests of the shareholders of the Fund.

1.4. On each Business Day on which the Fund calculates its net asset value, the Company will aggregate and calculate the net purchase or redemption orders for each Account in respect to the Fund in which contract owner assets are invested. Net orders will only reflect orders that the Company has received prior to the close of regular trading on the NYSE currently 4:00 p.m., Eastern Time on that Business Day. Orders that the Company has received after the close of regular trading on the NYSE will be treated as though received on the next Business Day. Each communication of orders by the Company will constitute a representation that such orders were received by it prior to the close of regular trading on the NYSE on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-1 under the 1940 Act. Other procedures relating to the handling of orders will be in accordance with the prospectus and statement of information of the relevant Fund or with oral or written instructions that CSAMSI or the Fund will forward to the Company from time to time.

1.5. The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this
Section 1.6, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund, provided the Fund receives notice of request for



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redemption by 9:45 a.m. Eastern Time on the next following Business Day. The
Company will use its best efforts to notify the Fund of such redemptions by 9:30 a.m. Eastern Time on the next following Business Day but in no event later than 9:45 a.m. Eastern Time. Payment will be in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. The Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted by the 1940 Act. The Fund shall use reasonable efforts to notify the person designated by the Company as the recipient for such notice of such delay by 4:00 p.m. Central Time the same Business Day that the Company transmits the redemption order to the Fund. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. If notification of redemption is received after 10:00 a.m. Eastern Time, payment for redeemed shares will be made on the next following Business Day.

1.6. The Company agrees to purchase and redeem the shares of the Fund offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.7. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.8. The Fund will furnish same day notice (by telecopier, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on the Fund's shares. The Fund shall provide the Company with a schedule for the following year's anticipated dates of payment of declarations of income, dividends or capital gains distributions, which is subject to change without notice. The Company hereby elects to receive all such dividends and distributions as are payable on the Fund shares in the form of additional shares of the Fund. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions. The Company reserves the right to revoke this election upon reasonable prior notice to the Fund and to receive all such dividends and distributions in cash.

1.9. The Fund will make its net asset value per share available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:00 p.m., Eastern Time, but in no event later than 7:00 p.m., Eastern Time, each Business Day.

1.10. If the Fund provides the Company with materially incorrect net asset value information through no fault of the Company, the Company shall be entitled to
(1) an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share and (2) reimbursement of expense incurred by the Company in connection with the Company's responsibility to adjust any Contract owners account value effected by the materially incorrect net asset value. The determination of materiality of net asset value pricing shall be based on standard industry guidelines regarding such errors. Any material errors in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery by the Fund to the Company.



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ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or exempt from such registration and that the Contracts will be issued and sold in compliance with all applicable federal and state laws, including state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under applicable state law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, and that it will maintain such registration for so long as any Contracts are outstanding. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2. The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity, life and/or endowment contracts under applicable provisions of the Internal Revenue Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.3. The Company represents and warrants that it will not purchase shares of the Fund with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

2.4. The Fund represents and warrants that its shares of the Fund sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered under the 1940 Act for as long as such shares of the Fund are outstanding. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares or as may otherwise be required by applicable law. The Fund will register and qualify its shares of the Fund for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.5. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6. The Fund represents and warrants that in performing the services described in this Agreement, the Fund will comply with all applicable laws, rules and regulations. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies, objectives and restrictions) complies with the insurance laws and regulations of any state. The Fund and CSAMSI agree that upon request they will use their best efforts to furnish the information required by state insurance laws so that the Company can obtain the authority needed to issue the Contracts in the various states provided such information requests are reasonable.



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2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8. CSAMSI represents and warrants that it will distribute the Fund shares in accordance with all applicable federal and state securities laws including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

2.9. CSAMSI represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with any applicable state and federal securities laws.

2.10. The Fund represents and warrants that all of its trustees, officers, employees, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. CSAMSI and the Adviser represent and warrant that they are and continue to be at all times covered by policies similar to the aforesaid bond.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1. The Fund or CSAMSI will provide the Company, at the Fund's or its affiliate's expense, with as many copies of the current Fund prospectus (which may be in the form of a combined prospectus that may concern other funds) as the Company may reasonably request for distribution, at the Company's expense, to prospective contractowners and applicants. The Fund or CSAMSI will provide, at the Fund's or its affiliate's expense, as many copies of said prospectus as necessary for distribution, at the Fund's expense, to existing contractowners. The Fund or CSAMSI will provide the copies of said prospectus to the Company or to its mailing agent. If requested by the Company, the Fund or CSAMSI will provide such documentation, including a computer diskette of the Company's specification or a final copy of a current prospectus set in type at the Fund's or its affiliate's expense, and such other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the Fund's prospectus, the prospectus for the Contracts and the prospectuses of other mutual funds in which assets attributable to the Contracts may be invested printed together in one document (the "Multifund Prospectus"), in which case the Fund or its affiliate will bear its reasonable share of expenses as described above, allocated based on the proportionate number of pages of the Fund's and other fund's respective portions of the document. The Company may also utilize the Fund's current prospectus on the Company's internet sites and other electronic and public media, and the Company represents and warrants that it will immediately update the Fund's prospectus on such internet sites and other electronic and public media upon notice from the Fund.

3.2. The Fund or CSAMSI will provide the Company, at the Fund's or its affiliate's expense, with as many copies of the statement of additional information as the Company may reasonably request for distribution, at the Company's expense, to prospective contractowners and applicants. The Fund or CSAMSI will provide, at the Fund's or its affiliate's expense, as many copies of said statement of additional information as necessary for distribution, at the Company's expense, to any existing contractowner who requests such statement or whenever



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state or federal law otherwise requires that such statement be provided. The
Fund or CSAMSI will provide the copies of said statement of additional information to the Company or to its mailing agent.

3.3. To the extent that the Fund or CSAMSI desires to change (whether by revision or supplement) any of the information contained in any form of Fund prospectus or statement of additional information provided to the Company for inclusion in a Multifund Prospectus, the Company agrees to make such changes within a reasonable period of time after receipt of a request to make such change from the Fund or CSAMSI, subject to the following limitation. To the extent that the Fund is legally required to make a change to a Fund prospectus or statement of additional information provided to the Company for inclusion in a Multifund Prospectus, the Company agrees to make any such change as soon as possible following receipt of the form of revised prospectus and/or statement of additional information or supplement, as applicable, but in no event later than five days following receipt. To the extent that the Fund is required by law to cease selling shares, the Company agrees to cease offering shares of the Fund until the Fund or CSAMSI notifies the Company otherwise.

3.4. The Fund or CSAMSI, at the Fund's or its affiliate's expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing contract owners and tabulate the votes.

3.5. If and to the extent required by law the Company will:

                  (a) solicit voting instructions from contractowners;

                  (b) vote the shares of the Fund held in the Account in accordance with instructions received from contractowners; and

                  (c) vote shares of the Fund held in the Account for which no timely instructions have been received, as well as shares it owns, in the same proportion as shares of such Fund for which instructions have been received from the Company's contractowners;

         so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contractowners. Except as set forth above, the Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that each of its separate accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements.

3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, will comply with
Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of Directors and with whatever rules the SEC may promulgate with respect thereto.



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ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1. CSAMSI will provide the Company on a timely basis with investment performance information for the Fund in which the Company maintains an Account, including total return for the preceding calendar month and calendar quarter, the calendar year to date, and the prior one-year, five-year, ten year, and since inception (or life of the Fund) periods, and any additional periods as may be agreed upon by the parties to this Agreement. The Company may, based on the SEC mandated information supplied by CSAMSI, prepare communications for contractowners ("Contractowner Materials"). The Company will provide copies of all Contractowner Materials concurrently with their first use for CSAMSI's internal recordkeeping purposes. It is understood that neither CSAMSI nor the Fund will be responsible for errors or omissions in, or the content of, Contractowner Materials except to the extent that the error or omission resulted from information provided by or on behalf of CSAMSI or the Fund. Any printed information that is furnished to the Company pursuant to this Agreement other than the Fund's prospectus or statement of additional information (or information supplemental thereto), periodic reports and proxy solicitation materials is CSAMSI's sole responsibility and not the responsibility of the Fund. The Company agrees that the Fund, the shareholders of the Fund and the officers and governing Board of the Fund will have no liability or responsibility to the Company in these respects.

4.2. The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for Fund shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or CSAMSI for distribution, or in sales literature or other material provided by the Fund, the Adviser or by CSAMSI, except with permission of CSAMSI. The Company will furnish, or will cause to be furnished, to the Fund, the Adviser or CSAMSI, each piece of sales literature or other promotional material in which the Company or its Account is named, at least ten (10) business days prior to its use. No such sales literature or other promotional material which requires the permission of CSAMSI prior to use will be used if CSAMSI reasonably objects to such use within five (5) business days after receipt.

         Nothing in this Section 4.2 will be construed as preventing the Company or its employees or agents from giving advice on investment in the Fund.

4.3. The Fund, the Adviser and CSAMSI will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to contractowners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis. The Fund, the Adviser or CSAMSI will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account is named at least ten (10) business days prior to its



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use. No such material will be used if the Company reasonably objects to such use within five (5) business days after receipt of such material.

4.4. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additions information, reports and other material filing that relates to the Fund or its shares, promptly after the filing of such document with the SEC, the NASD or other regulatory authority.

4.5. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with the SEC, the NASD or other regulatory authority.

4.6. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (e.g., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisements sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

4.7. The Fund and CSAMSI hereby consent to the Company's use of the names Warburg Pincus Small Company Growth Fund in connection with the marketing of the Contracts, subject to the terms of Sections 4.1 and 4.2 of this Agreement. Such consent will continue only as long as any Contracts are invested in shares of the Fund.

ARTICLE V. FEES AND EXPENSES

5.1. The Fund, the Adviser and CSAMSI will pay no fee or other compensation to the Company (other than as set forth in the administrative services letter agreement between CSAMSI and the Company) except if the Fund adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund may make payments to the Company or to the underwriter for the Contracts if and in such amounts agreed to by the Fund in writing.

5.2. All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares; preparation and filing of the Fund's prospectus, statement of additional information and registration statement, proxy materials and reports; setting in type and printing the Fund's prospectus; setting in type and printing proxy materials and reports by it to contractowners (including the costs of printing a Fund prospectus that contains an annual report); the preparation of all statements and notices required by any federal or



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state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and all other expenses set forth in Article III of this Agreement.

ARTICLE VI. INDEMNIFICATION

6.1. Indemnification By The Company

         (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, CSAMSI, and each person, if any, who controls or is associated with the Fund, the Adviser or CSAMSI within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), including any prospectuses or statements of additional information of the Fund to which the Company has made any changes to the information provided to the Company or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Fund, the Adviser or CSAMSI for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or as a result of statements or representations by or on behalf of the Company or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares (other than statements or representations contained in the Fund registration statement, Fund prospectus, Fund statement of additional information, sales literature or other promotional material of the Fund not supplied by the Company or persons under its control); or

                  (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or



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                  (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement, including, but not limited to, a failure to comply with the provisions of Section 3.3;

                  except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

          (b) No party will be entitled to indemnification under Section 8.1(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

         (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2. Indemnification By The Adviser, the Fund and CSAMSI

          (a) The Adviser, the Fund and CSAMSI, in each case solely to the extent relating to such party's responsibilities hereunder, agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made (in each case substantially as transmitted to you by the Fund or CSAMSI), provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, CSAMSI or the Fund by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (2) arise out of or as a result of statements or representations or wrongful conduct of the Adviser, the Fund or CSAMSI or persons under the control of the Adviser, the Fund or CSAMSI respectively, with respect to the sale of the Fund shares (other than statements or representations contained in a registration statement, prospectus, statement of additional information, sales literature or other promotional material covering the Contracts not supplied by CSAMSI or persons under its control); or

                  (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Adviser, the Fund or CSAMSI or persons under the control of the Adviser, the Fund or CSAMSI; or

                  (4) arise as a result of any failure by the Fund, the Adviser or CSAMSI to provide the services and furnish the materials under the terms of this Agreement; or

                  (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Fund or CSAMSI in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser the Fund or CSAMSI;

                  except to the extent provided in Sections 8.2(b) and 8.3 hereof. These indemnifications will be in addition to any liability that the Fund, Adviser or CSAMSI otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.2(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

         (c) The Indemnified Parties will promptly notify the Adviser, the Fund and CSAMSI of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the account.

6.3. Indemnification Procedure

         Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.3) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.3) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or
(b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

ARTICLE VII. APPLICABLE LAW

7.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

7.2. This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE IIX. TERMINATION

8.1. This Agreement will terminate:

         (a) at the option of any party, with or without cause, with respect to some or all of the Designated Portfolios, upon one hundred eighty (180) days' advance written notice to the other parties; or

8.2. Except for (h), (i), and (j) of this Section 10.2., this Agreement may be immediately terminated:

         (a) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to the Fund if shares of the Fund are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

         (b) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to the Fund in the event that the Fund's shares are not registered, issued or sold in accordance with applicable state and/or Federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

         (c) at the option of the Fund, upon receipt of the Fund's written notice by the other parties, upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

         (d) at the option of the Company, upon receipt of the Company's written notice by the other parties, upon institution of formal proceedings against the Fund, Adviser or CSAMSI by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's, Adviser's or CSAMSI's ability to perform its obligations under this Agreement; or

         (e) at the option of the Company, upon receipt of the Company's written notice by the other parties, with respect to the Fund if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

         (f) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement which material breach is not cured within thirty (30) days of said notice; or

         (g) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund, the Adviser or CSAMSI has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (h) at the option of the Fund or CSAMSI, if the Fund or CSAMSI respectively, determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (i) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the contractowners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares of the Fund in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media.

The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or

         (j) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

8.3. Notice Requirement

         Except as specified in Section 10.1(m), no termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

8.4. Surviving Provisions

         Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, each party's obligations under Section 12.6 will survive and not be affected by any termination of this Agreement. Finally, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE IX. NOTICES

9.1. Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

         If to the Company:                 If to the Fund, the Adviser and/or
         The Variable Annuity Life          CSAMSI:
              Insurance Company             466 Lexington Avenue
         2929 Allen Parkway                 New York, New York 10017
         Houston, TX 77019                  Attn: Legal Dept.
         Attn: Legal Dept.

ARTICLE X. MISCELLANEOUS

10.1. The Fund, the Adviser and CSAMSI acknowledge that the identities of the customers of the Company or any of its affiliates (collectively the "Company Protected Parties" for purposes of this Section 12.1), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Company Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Company Protected Parties. The Fund, the Adviser and CSAMSI agree that if they come into possession of any list or compilation of the identities of or other information about the Company Protected Parties' customers, or any other information or property of the Company Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Fund, the Adviser or CSAMSI from information supplied to them by the Company Protected Parties' customers who also maintain accounts directly with the Fund, the Adviser or CSAMSI, the Fund, the Adviser and CSAMSI will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company's prior written consent; or (b) as required by law or judicial process. The Company acknowledges that the identities of the customers of the Fund, the Adviser, CSAMSI or any of their affiliates (collectively the "Adviser Protected Parties" for purposes of this Section 12.1), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Adviser Protected Parties or any of their employees or agents in connection with the Fund's, the Adviser's or CSAMSI's performance of their respective duties under this Agreement are the valuable property of the Adviser Protected Parties. The Company agrees that if it comes into possession of any list or compilation of the identities of or other information about the Adviser Protected Parties' customers, or any other information or property of the Adviser Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Company from information supplied to them by the Adviser Protected Parties' customers who also maintain accounts directly with the Company, the Company will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Fund's, the Adviser's or CSAMSI's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 12.1 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

10.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

10.4. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

10.5. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties; provided, however, that CSAMSI may assign without further consent of the parties hereto, in whole or in part, its responsibilities hereunder as Fund distributor, to a third party distributor which may be appointed to serve as Fund distributor.

10.6. Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Upon request by the Fund or CSAMSI, the Company agrees to promptly make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund or

CSAMSI, as the case may be. The Fund agrees that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department. Each party also agrees to promptly notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision will survive termination of this Agreement.

10.7. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

10.8. The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this agreement, will be satisfied solely out of the assets of the Fund and that no trustee, officer, agent or holder of shares of beneficial interest of the Fund will be personally liable for any such liabilities.

10.9. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date specified below.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

WARBURG PINCUS SMALL COMPANY GROWTH FUND

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

CREDIT SUISSE ASSET MANAGEMENT, LLC

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

CREDIT SUISSE ASSET MANAGEMENT SECURITIES,  INC.

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                                   SCHEDULE 1
                             PARTICIPATION AGREEMENT
                                  BY AND AMONG
                   THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                                       AND
                    WARBURG PINCUS SMALL COMPANY GROWTH FUND
                                       AND
                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                                       AND
                 CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.


The following separate accounts are permitted in accordance with the provisions of this Agreement to invest in the Fund:

The Variable Annuity Life Insurance Company Separate Account A